Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 9, 2023)

IPG Announces Fourth Quarter and Full Year 2022 Results

FULL YEAR
•FY Total revenue, including billable expenses, was $10.9 billion
•FY Revenue before billable expenses (“net revenue”) of $9.5 billion, an increase of 3.7%, with organic growth of 7.0%
•FY reported net income of $938 million, and adjusted EBITA before restructuring charges of $1.57 billion
•16.6% FY margin of adjusted EBITA before restructuring charges on revenue before billable expenses
•FY diluted earnings per share of $2.37 as reported and $2.75 as adjusted
FOURTH QUARTER
•4Q Total revenue, including billable expenses, was $2.99 billion
•4Q Revenue before billable expenses (“net revenue”) of $2.55 billion, approximately unchanged from a year ago as reported, with organic growth of 3.8%
•4Q Organic revenue growth across U.S. and all international regions
•22.3% 4Q margin of adjusted EBITA before restructuring charges on revenue before billable expenses
•4Q Diluted earnings per share of $0.76 as reported and $1.02 as adjusted
DIVIDEND & SHARE REPURCHASE
•Board approves 7% dividend increase to $0.31 per share per quarter and additional authorization amount of $350 million to share repurchase program

Philippe Krakowsky, CEO of IPG:

“Once again, our people are at the heart of our strong performance this year. Their dedication to our clients and to one another, as well as their expertise spanning creative marketing services, technology and data management fueled our 2022 growth in every world region and broadly across client sectors. Our three-year organic growth stack stands at 14% – a level of performance that speaks to the strength and relevance of our offerings, particularly in services and sectors demanding emerging media, precision and accountability.

“As we look ahead, the macroeconomic situation remains uncertain. Marketers are approaching 2023 with conviction in the need to stay invested and be in the marketplace, as well as a degree of caution. We’re confident that the strongest growth areas of our business, such as consultative media services, healthcare marketing, experiential marketing, and commerce, all supported by our best-in-class data capabilities and creative assets, will continue to perform despite the current economic headwinds.

“We expect organic net revenue growth for 2023 of 2% to 4%, on top of our very strong multi-year performance, and to further expand our adjusted EBITA margin to 16.7% for the full year.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Strategically, we’ll continue to build on IPG’s evolution to a higher value solutions provider. Our strong balance sheet and commitment to financial flexibility remain key priorities. The actions announced by our Board today, to increase our dividend and the additional authorization on the share repurchase program, speak to confidence in the strategic trajectory of our company. Our strong operating performance and financial foundation, coupled with the talent of our people and dedication to client success, will be fundamental to enhance value for all of our stakeholders.”

Summary

Revenue
•Fourth quarter 2022 total revenue, which includes billable expenses, was $2.99 billion, compared $2.93 billion in the fourth quarter of 2021.
•Fourth quarter 2022 revenue before billable expenses ("net revenue") was $2.55 billion which remained relatively flat when compared to the fourth quarter of 2021.
•Fourth quarter 2022 organic increase of net revenue was 3.8%, with organic growth in all regions.
•Full year 2022 total revenue, which includes billable expenses, was $10.93 billion compared to $10.24 billion for the full year 2021.
•Full year 2022 revenue before billable expenses ("net revenue") was $9.45 billion, an increase of 3.7% compared to full year 2021.
•Full year 2022 organic increase of net revenue was 7.0%, with organic growth in all regions.

Operating Results
•Operating income in the fourth quarter of 2022 was $444.6 million, including restructuring charges of $101.7 million, compared to $457.3 million, including restructuring charges of $13.0 million in 2021.
•Adjusted EBITA before restructuring charges was $568.4 million in the fourth quarter of 2022, compared to $491.8 million for the same period in 2021.
•Our margin of adjusted EBITA before restructuring charges on revenue before billable expenses was 22.3% in the fourth quarter of 2022, compared to 19.3% for the same period in 2021.
•Operating income for the full year 2022 was $1.38 billion, including restructuring charges of $102.4 million, compared to $1.44 billion in 2021, including restructuring charges of $10.6 million. Adjusted EBITA before restructuring charges was $1.57 billion for the full year 2022, compared to $1.53 billion for the same period in 2021. Our margin of adjusted EBITA before restructuring charges on revenue before billable expenses was 16.6% in 2022, compared to 16.8% in 2021.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•Net restructuring charges were $101.7 million and $102.4 million for the fourth quarter and full year of 2022, respectively. Restructuring charges of $3.1 million and $3.8 million in the fourth quarter and full year 2022, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. Restructuring charges of $98.6 million in the fourth quarter and full year 2022 were related to new real estate exits and lease terminations. The Company took these actions to further optimize the real estate footprint supporting our office-home hybrid service model in a post-pandemic economy. These actions further reduced our real estate footprint by approximately 500,000 square feet and are targeted to result in annualized occupancy expense savings of approximately $20 million.
•Net restructuring charges of $13.0 million and $10.6 million for the fourth quarter and full year 2021, respectively, were related to adjustments to our restructuring actions taken in 2020.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•Income tax provision in the fourth quarter of 2022 was $109.2 million on income before income taxes of $412.8 million.
•Fourth quarter 2022 net income available to IPG common stockholders was $297.2 million, resulting in earnings of $0.77 per basic share and $0.76 per diluted share, compared to $0.91 and $0.90, respectively, for the same period in 2021. Adjusted earnings were $1.02 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.5 million, after-tax restructuring charges of $75.7 million and an after-tax loss of $8.3 million on the sales of businesses. This compares to adjusted earnings of $0.97 per diluted share a year ago.
•Income tax provision for the full year 2022 was $318.4 million on income before income taxes of $1.27 billion.
•Full year 2022 net income available to IPG common stockholders was $938.0 million, resulting in earnings of $2.40 per basic share and $2.37 per diluted share, compared to $2.42 and $2.39, respectively, for the same period in 2021. Adjusted earnings were $2.75 per diluted share as adjusted for after-tax amortization of acquired intangibles of $67.4 million, after-tax restructuring charges of $76.6 million and an after-tax loss of $3.7 million on the sales of businesses. This compares to adjusted earnings of $2.75 per diluted share a year ago.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Results

Revenue
Revenue before billable expenses of $2.55 billion in the fourth quarter of 2022 remained relatively flat when compared to the fourth quarter of 2021. During the quarter, the effect of foreign currency translation was negative 3.9%, the impact of net acquisitions was positive 0.2%, and the resulting organic increase of net revenue was 3.8%.

Revenue before billable expenses of $9.45 billion for the full year 2022 increased 3.7% compared with the same period in 2021. During the year, the effect of foreign currency translation was negative 3.0%, the impact of net divestitures was negative 0.3%, and the resulting organic increase of net revenue was 7.0%.

Operating Expenses
For the fourth quarter of 2022, total operating expenses, excluding billable expenses increased by 0.7%. Total operating expenses excluding both billable expenses and restructuring charges decreased by 3.6%. For the full year 2022, total operating expenses excluding billable expenses increased by 5.2%. Total operating expenses excluding both billable expenses and restructuring charges increased by 4.0%.

Staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, was 61.0% in the fourth quarter of 2022, compared to 62.2% in the same period in 2021. For the full year 2022, staff cost ratio was 66.2%, compared to 65.6% in the same period in 2021. Total salaries and related expenses decreased 1.8% to $1.56 billion during the fourth quarter of 2022, compared to $1.59 billion for the same period in 2021. Total salaries and related expenses increased 4.7% to $6.26 billion during the full year 2022, compared to $5.98 in 2021. The decrease in staff cost ratio as a percentage of revenue before billable expenses in the fourth quarter was primarily driven by decreases in temporary help expense, performance-based employee incentive compensation and severance expense, partially offset by the increase in base salaries, benefits and tax. The increase in staff cost ratio for the full year 2022 as a percentage of revenue before billable expenses was primarily driven by increases in base salaries, benefits and tax, partially offset by decreased performance-based employee incentive compensation and temporary help expense.

For the fourth quarter office and other direct expenses as a percentage of revenue before billable expenses decreased to 13.5% compared to 15.1% for the same period in 2021. For the full year 2022 office and other direct expenses as a percentage of revenue before billable expenses increased to 14.2% compared to 14.0% for the same period in 2021. In the fourth quarter of 2022, office and other direct expenses were $345.3 million, a decrease of 10.3% compared to the same period in 2021. For the full year 2022, office and other direct expenses
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

were $1.35 billion, an increase of 5.2% compared to 2021. The decrease in the fourth quarter was primarily driven by decreases client service costs and employment costs, as well as a decrease in occupancy expense and professional consulting fees. The increase in office and other direct expenses for the full year 2022 was related to increases in travel and entertainment expenses, professional consulting fees as well as expenses related to client services costs and company meetings and conferences, partially offset by a decrease in occupancy expense and a reduction in the year-over-year change in contingent acquisition obligations.

Selling, general and administrative expenses were $29.9 million in the fourth quarter of 2022, a decrease of 8.0% compared to the same period in 2021. Selling, general and administrative expenses were $87.1 million for the full year 2022, a decrease of 28.8% compared to the same period in 2021.The decrease for the fourth quarter and full year 2022 was primarily due to a decrease in performance-based employee incentive compensation expense, partially offset by an increase in professional consulting fees.

Depreciation and amortization expense decreased by 4.0% during the fourth quarter of 2022, and decreased by 3.5% for the full year 2022.

Net restructuring charges were $101.7 million and $102.4 million for the fourth quarter and full year of 2022, respectively. Restructuring charges of $3.1 million and $3.8 million in the fourth quarter and full year 2022, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. Restructuring charges of $98.6 million in the fourth quarter and full year 2022 were related to new real estate exits and lease terminations. The Company took these actions to further optimize the real estate footprint supporting our office-home hybrid service model in a post-pandemic economy. These actions further reduced our real estate footprint by approximately 500 thousand square feet and are targeted to result in annualized occupancy expense savings of approximately $20 million. Net restructuring charges of $13.0 million and $10.6 million for the fourth quarter and full year 2021, respectively, were related to adjustments to our restructuring actions taken in 2020.

Non-Operating Results and Tax
Net interest expense decreased by $6.2 million to $24 million in the fourth quarter of 2022 from a year ago. Full year 2022 net interest expense decreased by $32.1 million to $111.3 million from a year ago.

Other expense, net was $7.8 million and $1.0 million for the fourth quarter and full year 2022, respectively.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

The income tax provision in the fourth quarter of 2022 was $109.2 million on income before income taxes of $412.8 million, compared to a provision of $67.4 million on income before income taxes of $433.3 million in the same period in 2021. The income tax provision for the full year 2022 was $318.4 million on income before income taxes of $1.27 billion, compared to a provision of $251.8 million on income before income taxes of $1.22 billion in 2021.

The effective tax rate for the fourth quarter of 2022 was 26.5% compared to 15.6% for the same period in 2021. Excluding the impacts of amortization of acquired intangibles, restructuring charges and losses on the sales of businesses, the effective tax rate for the fourth quarter of 2022 was 25.7% compared to 16.0% in 2021 as similarly adjusted. The effective tax rate for the full year 2022 was 25.1% compared to 20.6% for the same period in 2021. Excluding the impacts of amortization of acquired intangibles, restructuring charges and net losses on the sales of businesses, the effective tax rate for the full year 2022 was 24.8% compared to 20.8% in 2021 as similarly adjusted.

Balance Sheet
At December 31, 2022, cash and cash equivalents totaled $2.55 billion, compared to $3.27 billion at December 31, 2021. Total debt was $2.92 billion at December 31, 2022, compared to $2.96 billion at December 31, 2021.

Share Repurchase Program
During the full year 2022, the Company repurchased 10.3 million shares of its common stock at an aggregate cost of $320.1 million and an average price of $31.0 per share, including fees.

Common Stock Dividend
During the fourth quarter of 2022, the Company declared and paid a common stock cash dividend of $0.290 per share, for a total of $112.2 million. During 2022, the Company paid four quarterly cash dividends of $0.290 per share on our common stock, which corresponded to aggregate dividend payments of $457.3 million for the full year.

The Company also announced that its Board of Directors has declared a common stock cash dividend of $0.31 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.93 billion in 2022.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•our ability to attract new clients and retain existing clients;
•our ability to retain and attract key employees;
◦the impacts of the COVID-19 pandemic, including potential developments like the emergence of more transmissible or virulent coronavirus variants, and associated mitigation measures, such as restrictions on businesses, social activities and travel, on the economy, our clients and demand for our services;
◦risks associated with the effects of global, national and regional economic conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2022 AND 2021 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2022	2021	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$2,550.5	$2,548.9	0.1%
Billable Expenses	435.4	383.2	13.6%
Total Revenue	2,985.9	2,932.1	1.8%

Operating Expenses:
Salaries and Related Expenses	1,556.9	1,586.2	1.8%
Office and Other Direct Expenses	345.3	384.8	10.3%
Billable Expenses	435.4	383.2	(13.6)%
Cost of Services	2,337.6	2,354.2	0.7%
Selling, General and Administrative Expenses	29.9	32.5	8.0%
Depreciation and Amortization	72.1	75.1	4.0%
Restructuring Charges	101.7	13.0	>(100)%
Total Operating Expenses	2,541.3	2,474.8	(2.7)%
Operating Income	444.6	457.3	(2.8)%

Expenses and Other Income:
Interest Expense	(49.4)	(38.0)
Interest Income	25.4	7.8
Other (Expense) Income, Net	(7.8)	6.2
Total (Expenses) and Other Income	(31.8)	(24.0)

Income Before Income Taxes	412.8	433.3
Provision for Income Taxes	109.2	67.4
Income of Consolidated Companies	303.6	365.9
Equity in Net Income of Unconsolidated Affiliates	2.3	2.1
Net Income	305.9	368.0
Net Income Attributable to Non-controlling Interests	(8.7)	(10.1)
Net Income Available to IPG Common Stockholders	$297.2	$357.9

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$0.77	$0.91
Diluted	$0.76	$0.90

Weighted-Average Number of Common Shares Outstanding:
Basic	387.9	393.7
Diluted	392.1	399.9

Dividends Declared Per Common Share	$0.290	$0.270

[1] Earnings per share amounts calculated on an unrounded basis.
A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2022 AND 2021 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31,
	2022	2021	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$9,449.4	$9,107.9	3.7%
Billable Expenses	1,478.4	1,132.8	30.5%
Total Revenue	10,927.8	10,240.7	6.7%

Operating Expenses:
Salaries and Related Expenses	6,258.3	5,975.4	(4.7)%
Office and Other Direct Expenses	1,346.4	1,279.6	(5.2)%
Billable Expenses	1,478.4	1,132.8	(30.5)%
Cost of Services	9,083.1	8,387.8	(8.3)%
Selling, General and Administrative Expenses	87.1	122.3	28.8%
Depreciation and Amortization	274.0	283.8	3.5%
Restructuring Charges	102.4	10.6	>(100)%
Total Operating Expenses	9,546.6	8,804.5	(8.4)%
Operating Income	1,381.2	1,436.2	(3.8)%

Expenses and Other Income:
Interest Expense	(174.7)	(173.1)
Interest Income	63.4	29.7
Other Expense, Net	(1.0)	(70.7)
Total (Expenses) and Other Income	(112.3)	(214.1)

Income Before Income Taxes	1,268.9	1,222.1
Provision for Income Taxes	318.4	251.8
Income of Consolidated Companies	950.5	970.3
Equity in Net Income of Unconsolidated Affiliates	5.6	2.5
Net Income	956.1	972.8
Net Income Attributable to Non-controlling Interests	(18.1)	(20.0)
Net Income Attributable to IPG Common Stockholders	$938.0	$952.8

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$2.40	$2.42
Diluted	$2.37	$2.39

Weighted-Average Number of Common Shares Outstanding:
Basic	391.5	393.0
Diluted	395.1	398.4

Dividends Declared Per Common Share	$1.160	$1.080

[1] Earnings per share amounts calculated on an unrounded basis.
A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$444.6	$(22.1)	$(101.7)		$568.4

Total (Expenses) and Other Income [3]	(31.8)			$(8.3)	(23.5)
Income Before Income Taxes	412.8	(22.1)	(101.7)	(8.3)	544.9
Provision for Income Taxes	109.2	4.6	26.0	0.0	139.8
Effective Tax Rate	26.5%				25.7%
Equity in Net Income of Unconsolidated Affiliates	2.3				2.3
Net Income Attributable to Non-controlling Interests	(8.7)				(8.7)
Net Income Available to IPG Common Stockholders	$297.2	$(17.5)	$(75.7)	$(8.3)	$398.7

Weighted-Average Number of Common Shares Outstanding - Basic	387.9				387.9
Dilutive effect of stock options and restricted shares	4.2				4.2
Weighted-Average Number of Common Shares Outstanding - Diluted	392.1				392.1

Earnings Per Share Available to IPG Common Stockholders[4,5]:
Basic	$0.77	$(0.05)	$(0.20)	$(0.02)	$1.03
Diluted	$0.76	$(0.04)	$(0.19)	$(0.02)	$1.02

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a non-cash loss related to the remeasurement of an equity method investment in which we acquired a controlling interest.

[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a negative impact of $0.02 related to the net set-up of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Businesses Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$1,381.2	$(84.7)	$(102.4)		$1,568.3

Total (Expenses) and Other Income [3]	(112.3)			$(3.8)	(108.5)
Income Before Income Taxes	1,268.9	(84.7)	(102.4)	(3.8)	1,459.8
Provision for Income Taxes	318.4	17.3	25.8	0.1	361.6
Effective Tax Rate	25.1%				24.8%
Equity in Net Income of Unconsolidated Affiliates	5.6				5.6
Net Income Attributable to Non-controlling Interests	(18.1)				(18.1)
Net Income Available to IPG Common Stockholders	$938.0	$(67.4)	$(76.6)	$(3.7)	$1,085.7

Weighted-Average Number of Common Shares Outstanding - Basic	391.5				391.5
Dilutive effect of stock options and restricted shares	3.6				3.6
Weighted-Average Number of Common Shares Outstanding - Diluted	395.1				395.1

Earnings Per Share Available to IPG Common Stockholders[4,5]:
Basic	$2.40	$(0.17)	$(0.20)	$(0.01)	$2.77
Diluted	$2.37	$(0.17)	$(0.19)	$(0.01)	$2.75

[1] Includes a cash gain related to the sale of an equity investment, offset by losses on complete dispositions of businesses and the classification of certain assets as held for sale, a non-cash loss related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest, and a non-cash loss related to remeasurement of an equity method investment in which we acquired a controlling interest.

[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a negative impact of $0.02 related to the net set-up of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenue Before Billable Expenses	$2,550.5	$2,548.9	$9,449.4	$9,107.9

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$297.2	$357.9	$938.0	$952.8

Add Back:
Provision for Income Taxes	109.2	67.4	318.4	251.8
Subtract:
Total (Expenses) and Other Income	(31.8)	(24.0)	(112.3)	(214.1)
Equity in Net Income of Unconsolidated Affiliates	2.3	2.1	5.6	2.5
Net Income Attributable to Non-controlling Interests	(8.7)	(10.1)	(18.1)	(20.0)
Operating Income	444.6	457.3	1,381.2	1,436.2

Add Back:
Amortization of Acquired Intangibles	22.1	21.5	84.7	86.2

Adjusted EBITA	466.7	478.8	1,465.9	1,522.4

Adjusted EBITA Margin on Net Revenue %	18.3%	18.8%	15.5%	16.7%
Restructuring Charges [1]	101.7	13.0	102.4	10.6

Adjusted EBITA before Restructuring Charges	$568.4	$491.8	$1,568.3	$1,533.0
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	22.3%	19.3%	16.6%	16.8%

[1] Restructuring charges of $3.1 and $3.8 in the fourth quarter and full year 2022, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. Restructuring charges of $98.6 in the fourth quarter and full year 2022 were related to new real estate exits and lease terminations. The Company took these actions to further optimize the real estate footprint supporting our office-home hybrid service model in a post-pandemic economy.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$457.3	$(21.5)	$(13.0)		$491.8

Total (Expenses) and Other Income [3]	(24.0)			$(0.8)	(23.2)
Income Before Income Taxes	433.3	(21.5)	(13.0)	(0.8)	468.6
Provision for Income Taxes	67.4	4.3	2.9	0.3	74.9
Effective Tax Rate	15.6%				16.0%
Equity in Net Income of Unconsolidated Affiliates	2.1				2.1
Net Income Attributable to Non-controlling Interests	(10.1)				(10.1)
Net Income Available to IPG Common Stockholders	$357.9	$(17.2)	$(10.1)	$(0.5)	$385.7

Weighted-Average Number of Common Shares Outstanding - Basic	393.7				393.7
Dilutive effect of stock options and restricted shares	6.2				6.2
Weighted-Average Number of Common Shares Outstanding - Diluted	399.9				399.9

Earnings Per Share Available to IPG Common Stockholders [4,5]:
Basic	$0.91	$(0.04)	$(0.03)	$(0.00)	$0.98
Diluted	$0.90	$(0.04)	$(0.03)	$(0.00)	$0.97

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a positive impact of $0.15 related to the reversals of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Loss on Early Extinguishment of Debt [2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [3]	$1,436.2	$(86.2)	$(10.6)			$1,533.0

Total (Expenses) and Other Income [4]	(214.1)			$(13.3)	$(74.0)	(126.8)
Income Before Income Taxes	1,222.1	(86.2)	(10.6)	(13.3)	(74.0)	1,406.2
Provision for Income Taxes	251.8	16.9	3.2	2.0	18.5	292.4
Effective Tax Rate	20.6%					20.8%
Equity in Net Income of Unconsolidated Affiliates	2.5					2.5
Net Income Attributable to Noncontrolling Interests	(20.0)					(20.0)
Net Income Available to IPG Common Stockholders	$952.8	$(69.3)	$(7.4)	$(11.3)	$(55.5)	$1,096.3

Weighted-Average Number of Common Shares Outstanding - Basic	393.0					393.0
Dilutive effect of stock options and restricted shares	5.4					5.4
Weighted-Average Number of Common Shares Outstanding - Diluted	398.4					398.4

Earnings Per Share Available to IPG Common Stockholders [5,6]:
Basic	$2.42	$(0.18)	$(0.02)	$(0.03)	$(0.14)	$2.79
Diluted	$2.39	$(0.17)	$(0.02)	$(0.03)	$(0.14)	$2.75

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of a loss incurred in the first quarter of 2021 related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
[6] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a positive impact of $0.15 related to the reversals of income tax valuation allowances.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A7